Exhibit 5.1

601 Lexington Avenue New York, New York 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

March 21, 2023

BRC Inc. 1144 S 500 W Salt Lake City, UT 84101

Re:	Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to BRC Inc., a Delaware public benefit corporation (the “Company”). This opinion letter is being delivered in connection with the preparation of the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 originally filed on April 19, 2021 (such Registration Statement as so amended and as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company.

The Registration Statement relates to the resale or distribution from time to time by the selling stockholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of up to 199,816,902 shares of Class A Common Stock, consisting of (i) up to 40,037,144 shares of Class A Common Stock outstanding (the “Selling Stockholders Outstanding Shares”) and (ii) up to 159,779,758 shares of Class A Common Stock issuable upon the exchange of an equal number of Common Units (as defined in the Registration Statement) and the surrender and cancellation of an equal number of shares of Class B Common Stock (as defined in the Registration Statement) (the “Selling Stockholders Common Units Shares” and, together with the Selling Stockholders Outstanding Shares, the “Securities”) in each case in one or more offerings from time to time on a delayed or continuous basis.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) resolutions of the Company with respect to the issuance and registration of the Securities and (iii) the Registration Statement and the exhibits thereto.

Austin  Bay Area  Beijing  Boston  Brussels  Chicago  Dallas Hong Kong   Houston London  Los Angeles  Munich  Paris  Salt Lake  City Shanghai  Washington, D.C.

BRC Inc.

March 21, 2023

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.       The Selling Stockholders Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.       The Selling Stockholders Common Units Shares, when issued upon the exchange of Common Units and the surrender and cancellation of an equal number of shares of Class B Common Stock in accordance with the terms of the LLC Agreement (as defined in the Registration Statement), will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York.

BRC Inc.

March 21, 2023

Each opinion in this letter that any particular contract constitutes a valid and binding agreement or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions (or the enforceability thereof): (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) provisions for exclusivity, election or cumulation of rights or remedies; (iii) provisions authorizing or validating conclusive or discretionary determinations; (iv) grants of setoff rights; (v) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (vi) proxies, powers and trusts; (vii) restrictions upon non-written modifications and waivers; (viii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xi) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware or the laws of the State of New York be changed by legislative action, judicial decision or otherwise after the date hereof.

BRC Inc.

March 21, 2023

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

Kirkland & Ellis LLP